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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 10 to Registration Statement Number 33-35788 (Form N-1A) of our report dated January 29, 1997, on the financial statements and financial highlights of Homestead Funds, Inc. for the year ended December 31, 1996, included in the 1996 Annual Report to Shareholders.

                                                              Ernst & Young LLP


Washington, D.C.
April 24, 1997